POWER OF ATTORNEY

                               USLICO Series Fund


KNOW ALL MEN BY THESE PRESENTS that the undersigned, members of the Board of Trustees of the USLICO Series Fund (the "Fund"), hereby constitute and appoint Stewart D. Gregg, Robert B. Saginaw and Jeffrey A. Proulx, their true and lawful attorney and agent to do any and all acts and things to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Fund to comply with the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, and any rules, regulations and requirements of the United States Securities and Exchange Commission thereunder in connection with the registration under said Acts of any and all Portfolios of the Fund, including specifically, but without limiting, the generality of the foregoing power and authority to sign the names of the undersigned in their capacity as members of the Board of Trustees to Registration Statements and amendments to Registration Statements filed with the United States Securities and Exchange Commission with respect to shares issued by such Portfolios and to any and all instruments or documents filed as part of, or in connection with, said amendments to the Registration Statement; and the undersigned hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have subscribed to these presents, this 7th day of May, 1997.


/s/ Richard C. Kaufman                            /s/ David H. Roe
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RICHARD C. KAUFMAN                                DAVID H. ROE


/s/ Jeri A. Eckhart                               /s/ Wayne O. Jefferson
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JERI A. ECKHART                                   WAYNE O. JEFFERSON